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                                                                    EXHIBIT 1(e)

                                    FORM OF

                              MFS SERIES TRUST III

                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated February 15, 1995 (the "Declaration") of MFS Series Trust III, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby divide the shares of MFS Municipal High Income Fund, a series of the Trust, to create an additional class of shares, (as defined in the Declaration), such series to have the following special and relative rights:


         1. The additional class of shares is designated "Class C Shares";

         2. Class C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class C Shares, the method of determination of the net asset value of Class C Shares, the price, terms and manner of redemption of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. Class C Shares shall vote together as a single class except that Shares of a class may vote separately on matters affecting only that class and Shares of a class not affected by a matter will not vote on that matter; and

         5. A class of Shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

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      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this ____ day of ________________, 1998 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of
Section 9.3(a) of the Declaration.


---------------------------               -------------------------
Richard B. Bailey                          Charles W. Schmidt
63 Atlantic Avenue                         63 Claypit Hill Road
Boston, MA  02110                          Wayland, MA  01778


---------------------------               -------------------------
Peter G. Harwood                           Arnold D. Scott
211 Lindsay Pond Road                      20 Rowes Wharf
Concord, MA  01742                         Boston, MA  02110


---------------------------                -------------------------
J. Atwood Ives                             Jeffrey L. Shames
17 West Cedar Street                       38 Lake Avenue
Boston, MA  02108                          Newton, MA  02159


---------------------------                -------------------------
Lawrence T. Perera                         Elaine R. Smith
18 Marlborough Street                      75 Scotch Pine Road
Boston, MA  02116                          Weston, MA  02193


---------------------------               -------------------------
William J. Poorvu                          David B. Stone
975 Memorial Drive                         282 Beacon Street
Cambridge, MA  02138                       Boston, MA  02116